UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 17, 2019 (January 16, 2019)
Date of Report (Date of Earliest Event Reported)
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Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9601 McAllister Freeway, Suite 610 San Antonio, Texas 78216 (210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[   ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2019, the Board of Directors (the “Board”) of Harte Hanks, Inc. (the “Company”) announced that Mark Del Priore, the Company’s current Chief Restructuring Officer, was appointed as Chief Financial Officer of the Company, effective immediately. Prior to joining the Company in November 2018, Mr. Del Priore was Chief Financial Officer at SITO Mobile, a leading, publicly traded location-based advertising and consumer insights driven mobile data company servicing brands and agencies. From 1999 to 2013, Mr. Del Priore served as a Principal at W.R. Huff Asset Management Co., L.L.C., where he evaluated and oversaw a number of W.R. Huff’s public and private investments, including a substantial portfolio of technology, telecommunications and media companies. Mr. Del Priore, who is 41 years old, received his BA in 1999 from Boston College and his MBA in 2005 from Fordham University.
Mr. Del Priore succeeds Jon Biro, who resigned from the position of Executive Vice President and Chief Financial Officer as of January 16, 2019. Mr. Biro has agreed to remain with the Company through February 28, 2019 to help facilitate a smooth transition. Mr. Biro’s resignation is not due to any disagreement with the Company or its management with respect to any matter relating to the Company’s operations, policies or its practices.
In connection with his appointment, the Company and Mr. Del Priore executed a written offer letter (the “Employment Agreement”), which provides for the following compensation terms for Mr. Del Priore. Pursuant to the Employment Agreement, Mr. Del Priore will receive a base salary of $285,000 per year, subject to increases at the discretion of the Board. Mr. Del Priore is eligible to participate in the Company’s performance based cash incentive bonus program, with a target annual bonus equal to 50% of his base salary and a maximum potential bonus of 100% of his base salary. The Compensation Committee approved a grant of restricted stock units (the “RSUs”) to Mr. Del Priore with a grant date fair value of $240,000, with the number of RSUs being based on the closing price of a share of the Company’s common stock (a “Common Share”) on the grant date. The RSUs will vest if, following a period of at least one full year from the date of grant, the closing price of HHS shares for thirty (30) consecutive days is at least: (i) $6.00 per share for the first one-third of the RSUs; (ii) $10.00 per share for the second one-third of the RSUs; and (iii) $12.50 per share for the final one-third of the RSUs. The RSUs will be subject to the standard terms and conditions of such awards under the Harte Hanks 2013 Omnibus Incentive Plan and the corresponding Restricted Stock Unit Award Agreement.
Mr. Del Priore will be guaranteed a minimum of six months of severance upon involuntary termination, except in the instance of a for-cause termination, as defined in the Company's severance policy. Mr. Del Priore is also eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.
On January 16, 2019, the Company issued a press release in connection with the announcement of Mr. Del Priore’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No	Description
99.1	Press Release of Harte Hanks, Inc. dated January 16, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARTE HANKS, INC.
Date: January 17, 2019    By: /s/ Timothy E. Breen
Name:     Timothy E. Breen

Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Harte Hanks, Inc. dated January 16, 2019.